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                                  EXHIBIT 10.63







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                    AMENDMENT TO FEDERAL EXPRESS CORPORATION
              1983, 1984, 1987, 1989 AND 1993 STOCK INCENTIVE PLANS


      Paragraph 12 of the Company's 1983, 1984 and 1987 Stock Incentive Plans, as amended, are amended by adding the following phrase to the first sentence of each such paragraph after the words "first exercisable" and before the words "and such right" in the sixth line of each such paragraph:

          , except that no option may be exercised less than six months from the date of grant,

     Paragraph 13 of the Company's 1989 Stock Incentive Plan, as amended, is amended by adding the following phrase to the first sentence of such paragraph after the words "first exercisable" and before the words "and such right" in the sixth line of such paragraph:


          , except that no option may be exercised less than six months from the date of grant,

      Paragraph 15 of the Company's 1989 and 1993 Stock Incentive
Plans, as amended, are amended by adding to each such paragraph the following sentence after subparagraph (d) of such paragraph:


          Notwithstanding  subparagraph  (d)   above,
          paragraph 7 shall not be amended more than once every six months, other than to comply with changes in the tax laws.

Adopted by the Compensation Committee of the Board of Directors of the Company on July 18, 1994.